          As filed with the Securities and Exchange Commission on April 29, 1994
                                                   Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           ORACLE SYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                                94-2871189
  (State or other jurisdiction                  (I.R.S. Employer
of incorporation or organization)             Identification No.)

                               500 Oracle Parkway
                         Redwood City, California 94065
          (Address of Principal Executive Offices Including Zip Code)


                      EMPLOYEE STOCK PURCHASE PLAN (1992)
                            (Full title of the plan)


                             Raymond L. Ocampo, Jr.
               Senior Vice President, General Counsel & Secretary
                           Oracle Systems Corporation
                               500 Oracle Parkway
                         Redwood City, California 94065
                    (Name and address of agent for service)

                                 (415) 506-7000
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

==========================================================================================
  Title of                         Proposed Maximum       Proposed Maximum     Amount of
Securities to     Amount to be    Offering Price Per     Aggregate Offering   Registration
Be Registered      Registered          Share(1)               Price(1)            Fee
- ------------------------------------------------------------------------------------------
Common Stock(2)    4,000,000         $29.9375               $119,750,000        $41,293.39
==========================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933 and based upon an average of the high and low prices reported on the NASDAQ National Market System on April 28, 1994.

(2) The securities include certain rights associated with the Common Stock issued pursuant to the Rights Agreement dated December 3, 1990, as amended on January 24, 1994.

                              Page 1 of 15 Pages
                            Exhibit Index at Page 9

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE.

                 The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         1. The Registrant's latest annual report, as amended, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed (the "Annual Report").

         2. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report.

         3. The descriptions of the Registrant's Common Stock and of certain rights associated with such Common Stock (the "Rights") contained in the Registrant's registration statements filed with the Commission under Section 12 of the Exchange Act on April 2, 1986 (with respect to the Common Stock) and on December 10, 1990 (with respect to the Rights), including any amendments or reports filed for the purpose of updating such descriptions.

                 All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.          DESCRIPTION OF SECURITIES.

                 Not applicable.

ITEM 5.          INTERESTS OF EXPERTS AND NAMED COUNSEL.

                 As of March 31, 1994, attorneys of the Venture Law Group performing services with respect to this Registration Statement beneficially owned approximately 13,250 shares of the Registrant's Common Stock.


                                     II-1
                              Page 2 of 15 Pages

ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Registrant's Restated Certificate of Incorporation includes a provision that eliminates the personal liability of each of its directors for monetary damages for breach of such director's fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders; (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the Delaware General Corporation Law; or
(iv) for any transaction from which the director derived an improper personal benefit. The director's liability will be further limited to the extent permitted by any future amendments to the Delaware General Corporation Law authorizing the further limitation or elimination of the liability of directors.

                 In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the registrant provided that: (i) the Registrant is required to indemnify its directors, officers and employees, and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request, to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary; (ii) the Registrant is required to advance expenses, as incurred, to such directors, officers and employees in connection with defending a proceeding (except that it is not required to advance expenses to a person against whom the Registrant brings a claim for breach of the duty of loyalty, failure to act in good faith, intentional misconduct, knowing violation of the law or deriving an improper personal benefit); (iii) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with such directors, officers and employees; (iv) the Registrant is required to maintain director and officer liability insurance to the extent it determines that such insurance is reasonably available; and (v) the Registrant may not retroactively amend the Bylaw provisions in a way that is adverse to such directors, officers and employees.

                 The Registrant has entered into indemnification agreements with its directors and officers containing provisions which provide for the indemnification of such director or officer, as applicable, to the fullest extent permitted by Delaware law.

                 The indemnification provisions in the Bylaws, and any indemnity agreements entered into between the Registrant and its directors or officers, may be sufficiently broad to permit indemnification of the Registrant's directors and officers for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED.

                 Not Applicable.


                                     II-2
                              Page 3 of 15 Pages

ITEM 8.          EXHIBITS.

                 Exhibits are as set forth in the Exhibit Index.


ITEM 9.          UNDERTAKINGS.

A.               The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

         (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;
         (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;
         (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that


                                     II-3
                              Page 4 of 15 Pages
in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the registrant, Oracle Systems Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on April 28, 1994.

                                          ORACLE SYSTEMS CORPORATION


                                          By  /s/ Jeffrey O. Henley
                                              ---------------------
                                              Jeffrey O. Henley
                                              Executive Vice President
                                              and Chief Financial Officer

                               POWER OF ATTORNEY

                 Each person whose signature appears below constitutes and appoints Raymond L. Ocampo, Jr. and Thomas Theodores, and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.


                                     II-4
                              Page 5 of 15 Pages

                 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Capacity                          Date
Principal Executive Officer:


/s/ Lawrence J. Ellison                    President, Chief                  April 28, 1994
- ---------------------------------          Executive Officer
Lawrence J. Ellison                        and Director



Principal Financial Officer:



/s/ Jeffrey O. Henley                      Executive Vice President          April 28, 1994
- ----------------------------------         and Chief Financial Officer
Jeffrey O. Henley



Principal Accounting Officer:



/s/ Thomas A. Williams                     Vice President and                April 28, 1994
- --------------------------------           Corporate Controller
Thomas A. Williams



Directors:




/s/ James A. Abrahamson                    Chairman of the Board             April 28, 1994
- -------------------------------            of Directors
James A. Abrahamson



/s/ Donald L. Lucas                        Director                          April 28, 1994
- ------------------------------------
Donald L. Lucas


                                     II-5
                              Page 6 of 15 Pages

/s/ Joseph B. Costello                     Director                          April 28, 1994
- ------------------------------------
Joseph B. Costello



/s/ Delbert W. Yocam                       Director                          April 28, 1994
- ------------------------------------
Delbert W. Yocam


                                     II-6
                              Page 7 of 15 Pages

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated June 25, 1993 included in Oracle Systems Corporation's Annual Report on
Form 10-K for the fiscal year ended May 31, 1993.


                                          /s/ Arthur Andersen & Co.
                                          ARTHUR ANDERSEN & CO.

San Jose, California
April 29, 1994


                                     II-7
                              Page 8 of 15 Pages

                               INDEX TO EXHIBITS

Exhibit                                                                      Sequentially
Number                    Exhibit                                            Numbered Page
- ------                    -------                                            -------------
4.01 (1)                  Registrant's Restated Certificate of
                          Incorporation, filed with the Secretary
                          of State of Delaware on March 12, 1987.            --

4.02 (2)                  Certificate of Amendment of Certificate
                          of Incorporation, filed with the Secretary
                          of State of Delaware on December 3, 1987.          --

4.03 (3)                  Certificate of Amendment of Certificate
                          of Incorporation, filed with the Secretary
                          of State of Delaware on June 16, 1989.             --

4.04 (4)                  Certificate of Amendment of Certificate
                          of Incorporation, filed with the Secretary
                          of State of Delaware on November 4, 1993.          --

4.05 (5)                  Certificate of Designation specifying the
                          terms of the Series A Junior Participating
                          Preferred Stock of Registrant, filed with
                          the Secretary of State of Delaware on
                          December 7, 1990.                                  --

4.06 (5)                  Rights Agreement between Registrant and
                          the Bank of America, N.T. & S.A. dated
                          December 3, 1990.                                  --


4.07 (6)                  Rights Agent Agreement between Registrant
                          and Harris Trust Company, dated August
                          1, 1991.                                           --

4.08 (6)                  Amendment Number One to Rights
                          Agreement between Registrant and the
                          Bank of America, N.T. & S.A. dated
                          January 24, 1994.                                  --

4.09 (1)                  Registrant's Bylaws, as adopted October
                          30, 1986.                                          --


                                     II-8
                              Page 9 of 15 Pages

4.10 (7)                  Amendment to Registrant's Bylaws dated
                          January 13, 1989.                                  --

4.11 (5)                  Amendment to Registrant's Bylaws dated
                          December 3, 1990.                                  --

5.01                      Opinion of Venture Law Group.

5.02                      Opinion of Morris, Nichols, Arsht & Tunnell.

23.01                     Consent of Venture Law Group (included in
                          Exhibit 5.01).

23.02                     Consent of Morris, Nichols, Arsht & Tunnell
                          (included in Exhibit 5.02).

23.03                     Consent of Independent Accountants (see page
                          II-7).

24.01                     Power of Attorney (see page II-4).

______________
(1) Incorporated by reference to the Form S-1 Registration Statement filed on March 27, 1987, File No. 33-12941.
(2) Incorporated by reference to the Annual Report on Form 10-K filed on August 26, 1988.
(3) Incorporated by reference to the Annual Report on Form 10-K filed on August 25, 1989.
(4)      Incorporated by reference to the Form 10-Q filed on January 6, 1994.
(5)      Incorporated by reference to the Form 8-K filed on December 10, 1990.
(6)      Incorporated by reference to the Form 8-A/A filed on February 28, 1994.
(7)      Incorporated by reference to the Form 10-Q filed on January 11, 1991.


                                     II-9
                             Page 10 of 15 Pages